UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 30, 2005

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)	75001 (Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01. Changes in Control of Registrant
SIGNATURE

Item 5.01. Changes in Control of Registrant
     On August 30, 2005, Vesta Insurance Group Inc. (“VIG”) announced the closing of the acquisition by New Affirmative LLC, a Delaware limited liability company (“New Affirmative”), from VIG and Vesta Fire Insurance Corporation (“VFIC”, and together with VIG, “Vesta”) of an aggregate of 5,218,228 shares of common stock, par value $0.01 per share, of Affirmative Insurance Holdings, Inc., a Delaware corporation (the “Company”), for a purchase price of $15.00 per share pursuant to a stock purchase agreement, dated as of June 14, 2005, by and among New Affirmative, J.C. Flowers I LP, a Delaware limited partnership, and Delaware Street Capital Master Fund, L.P., a Cayman Islands exempted limited partnership, VIG and VFIC (the “Stock Purchase Agreement”). The 5,218,228 shares, or approximately 35% of the Company’s shares of common stock outstanding on August 30, 2005, being sold by Vesta pursuant to the Stock Purchase Agreement represents all of the common stock owned by Vesta.
     New Affirmative was formed for the purpose of acquiring, holding, voting and disposing of the shares of the Company’s common stock acquired in connection with the Stock Purchase Agreement and any shares of the Company’s common stock that New Affirmative may acquire in the future. New Affirmative is 50% owned by DSC AFFM, LLC, a Delaware limited liability company (“DSC AFFM”), an entity controlled by DSC AFFM Manager LLC, a Delaware limited liability company and sole managing member of DSC AFFM (“DSC Manager”), and Andrew G. Bluhm, the managing member of DSC Manager (“Bluhm”), and 50% owned by Affirmative Investment LLC, a Delaware limited liability company (“Affirmative Investment”), an entity controlled by Affirmative Associates LLC, a Delaware limited liability company and sole managing member of Affirmative Investment (“Affirmative Associates”), and J. Christopher Flowers, the sole member and manager of Affirmative Associates (“Flowers”). Simultaneously with the closing of the transactions contemplated by the Stock Purchase Agreement: (1) DSC AFFM contributed 1,459,699 shares of the Company’s common stock, previously acquired in open market transactions, to New Affirmative and (2) Affirmative Investment contributed 1,183,000 shares of the Company’s common stock, previously acquired in open market transactions, to New Affirmative.
     As a result of the closing of the transactions contemplated by the Stock Purchase Agreement, a change of control of the Company has occurred and New Affirmative, together with Bluhm, DCS Manager, Flowers, Affirmative Investment and Affirmative Associates, beneficially own 7,860,927 shares of the Company’s common stock, or 52.9% of the Company’s shares of common stock outstanding on August 30, 2005.
     New Affirmative, DSC Manager, Bluhm, Flowers, Affirmative Investment and Affirmative Associates (together, the “Reporting Persons”), in their filings with the Securities and Exchange Commission, have stated that they may seek to cause, through New Affirmative, changes in the present composition of the board of directors of the Company, including by nominating for election and voting for persons to fill some or all of the seats on the board of directors. There are no current arrangements or understandings between the Company and the Reporting Persons with respect to the election of director or other matters.
     The Company was not a party to the Stock Purchase Agreement nor any of the transactions contemplated thereto. The above information was obtained solely based upon the Company’s review of filings by the Reporting Persons and Vesta with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ Timothy A. Bienek
Timothy A. Bienek
Executive Vice President and Chief Financial Officer

Date: September 6, 2005